SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

July 23, 2013

Date of Report (Date of Earliest Event Reported)

FIRST POTOMAC REALTY TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-31824	37-1470730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7600 Wisconsin Avenue

Bethesda, Maryland 20814

(Address of Principal Executive Offices) (Zip Code)

(301) 986-9200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 23, 2013, the Board of Trustees (the “Board”) of First Potomac Realty Trust (the “Company”) increased the size of the Board from seven trustees to eight trustees and appointed Thomas E. Robinson to fill the vacancy created by the increase in the size of the Board, each effective immediately. Mr. Robinson has not been appointed to serve on any committees of the Board at this time.

Mr. Robinson is currently a Senior Advisor to the real estate investment banking group at Stifel, Nicolaus & Company, Incorporated, a full-service brokerage and investment banking firm, where he previously served as a managing director. Prior to that position, he served as the President and Chief Financial Officer of Storage USA, Inc., a self-storage real estate investment trust. He is a former member of the Board of Governors of the National Association of Real Estate Investment Trusts (NAREIT) and in 2009 received its Industry Achievement Award for his wisdom, expertise, and service to the REIT industry. Mr. Robinson currently serves on the board of directors of BRE Properties, Inc. (NYSE: BRE), as well as Tanger Factory Outlet Centers, Inc. (NYSE: SKT). He is a former trustee of Centerpoint Properties Trust and former director of Legg Mason Real Estate Investors, Inc. He holds a Bachelor’s degree from Washington and Lee University, a Juris Doctor degree from Suffolk University Law School, and a Master of Laws degree in Taxation from the Georgetown University Law Center.

For his services on the Board, Mr. Robinson will be entitled to receive the same compensation applicable to all non-employee trustees, including an annual base cash fee of $35,000 (pro-rated based on the date he was appointed to the Board) and the other compensation described on page 14 of the Company’s proxy statement filed with the Securities and Exchange Commission on April 4, 2013. The annual base cash fee referred to in the preceding sentence was increased from $20,000 to $35,000 for all non-employee trustees, effective May 22, 2013. In addition, in connection with his appointment to the Board, Mr. Robinson received a grant of restricted common shares with a value of $45,808, which is equal to the $55,000 grant received by all of the Company’s non-employee trustees on May 22, 2013, pro-rated based on the date Mr. Robinson was appointed to the Board. The restricted common shares will vest on the earlier of May 22, 2014 or the date of the 2014 annual meeting of shareholders of the Company, subject to Mr. Robinson’s continued service on the Board until such date. There are no related-party transactions in which Mr. Robinson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

A copy of the Company’s press release announcing the appointment of Mr. Robinson to the Board is attached to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is being filed with this Current Report on Form 8-K.

Exhibit No.	Description

99.1	Press Release dated July 25, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST POTOMAC REALTY TRUST

July 29, 2013	/s/ Andrew P. Blocher
Andrew P. Blocher
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 25, 2013.